UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011

TRACTOR SUPPLY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powell Place Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 440-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment  of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) Retirement Plans of Mr. Stan Ruta

 Stan Ruta, Executive Vice President and Chief Operating Officer of Tractor Supply Company (the “Company”), has announced that he plans to retire during the second half of fiscal 2011 following the completion of an orderly transition plan.  Mr. Ruta has been with the Company since 1994 and is responsible for store operations, real estate and loss prevention.

Lee Downing, Senior Vice President-Store Operations, was hired by the Company in October 2010 and will assume responsibility for store operations when Mr. Ruta retires.  At that time, Mr. Downing will report to Greg Sandfort, President and Chief Merchandising Officer.  Mr. Ruta’s other responsibilities will be reassigned to other executives at the Company following the transition period.

The Company does not intend to initiate a search for a Chief Operating Officer at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACTOR SUPPLY COMPANY

Date: January 12, 2011	By:	/s/Anthony F. Crudele
	Name:	Anthony F. Crudele
	Title:	Executive Vice President - Chief Financial Officer and Treasurer